As  filed  with  the  Securities  and  Exchange  Commission on  August 7, 1998.
                                                     Registration  No.  0-20843



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                  CHARTER  COMMUNICATIONS  INTERNATIONAL,  INC.
             (Exact name of Registrant as specified in its Charter)
                              NEVADA     84-1097751
          (State or Other Jurisdiction of Incorporation or Organization)
                       (I.R.S.Employer Identification No.)
                              ---------------------

                              2839 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339
                     (Address of Principal Executive Office)
                              ---------------------

                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN,
                     EXECUTIVE LONG-TERM STOCK OPTION PLAN,
                  INCENTIVE STOCK OPTION PLAN AND TWO NON-PLAN
                       OPTIONS ATTACHED AS EXHIBITS HERETO
                  OF CHARTER COMMUNICATIONS INTERNATIONAL, INC.
                            (Full Title of the Plans)
                              ---------------------

                STEPHEN E. RAVILLE              with copy to:
              CHIEF EXECUTIVE OFFICER          DALLAS PARKER, ESQ.
          CHARTER COMMUNICATIONS          BROWN, PARKER & LEAHY, L.L.P.
                 INTERNATIONAL, INC.          1200 SMITH STREET
              2839 PACES FERRY ROAD                SUITE 3600
              ATLANTA, GEORGIA 30339          HOUSTON, TEXAS  77002
      (Name and address of agent for service)

                                 (770) 432-6800
          (Telephone Number, Including Area Code, of Agent for Service)
                              ---------------------

                         CALCULATION OF REGISTRATION FEE

                                      Proposed Maximum    Proposed Maximum
Title of Securities    Amount to be    Offering Price         Aggregate           Amount of
to be Registered        Registered     Per Share (1)     Offering Price (1)   Registration Fee
---------------------  ------------  ------------------  -------------------  ------------------
Common Stock, .00001      1,800,000  $           1.6875  $         3,037,500  $          896.06
 par value (2)             shares
=====================  ============  ==================  ===================  =================

(1)     Estimated  for  the purpose of calculating the registration fee pursuant to Rule 457(h)
with respect to the 1,800,000 shares available for award under the Plans and the Options on the basis  of  the  average  of the closing bid and asked prices, as reported by National Quotation
Bureau,  Inc.,  for  August 5,  1998

(2)     Includes 500,000 shares issuable upon exercise of stock options granted pursuant to the
Directors  Plan; 500,000 shares issuable upon exercise of stock options granted pursuant to the
Executive  Plan; 500,000 shares issuable upon exercise of stock options granted pursuant to the
Employees  Plan  and  certain  non-plan  options in the amount of 150,000 and 150,000 issued to employees,  copies  of  which  are  attached  as  exhibits  hereto.


     Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the foregoing in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reserve stock splits.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information concerning the Charter Communications International, Inc. Incentive Stock Option Plan, Executive Long-Term Stock Option Plan and Nonemployee Director Stock Option Plan required by Item 1 of Part I of Form S-8 and the statement of availability of Registrant Information, Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

            INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The contents of the following documents filed by Charter Communications International, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement on Form S-8 by reference:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, filed April 1, 1998 as amended by the Company's Annual Report on Form 10-KSB/A filed April 30, 1998;

     (b) The following reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1997:

          (i) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, filed May 15, 1998;

          (ii) The Company's Current Report on Form 8-K filed May 13, 1997, as amended by the Company's Current Report on Form 8-K/A filed March 5, 1998;

     (c) The description of the common stock, par value $.00001 per share (the "Common Stock") of the Company set forth as Item 1 of the Company's registration statement on Form 8-A filed June 11, 1996, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and declared effective on August 10, 1996, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, to each participant in the Company's Incentive Stock Option Plan, Executive Long-Term Stock Option Plan and Nonemployee Director Stock Option Plan, upon written or oral request directed to the Company's Secretary at the Company's executive offices, a copy (without exhibits thereto other than exhibits which are specifically incorporated herein by reference) of any or all documents incorporated by reference to this Item 3.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  COUNSEL.

     Certain legal matters with respect to the Common Stock offered hereby will be passed on for the Company by Brown, Parker & Leahy, L.L.P. ("Brown, Parker"). Brown, Parker owns 100,000 shares of Common Stock of the Company which it received upon the conversion of an unsecured promissory note in the principal amount of $100,000, which was issued by the Company with a warrant to purchase 100,000 shares of the Common Stock of the Company at an exercise price per share escalating from $1.00 to $3.57, depending on the date on which such warrant is exercised. The note and warrant were issued to Brown, Parker early in 1996 in lieu of fees for legal services rendered. At the time the warrant was issued the market price for the Company's Common Stock was below the exercise price.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     As permitted by Section 78.037 of the Nevada Revised Statutes ("NRS"), the Company's Articles of Incorporation and Bylaws are intended to take full advantage of the provisions of the NRS with respect to limiting the personal liability of its officers, directors, employees and agents. The Articles provide that a director of the Company shall not, to the fullest extent permitted by the NRS, as the same exist or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits broader limitations than permitted prior to such amendment), be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The Articles and Bylaws provide that the Company shall indemnify current and former directors, officers, employees and agents, and persons serving in similar capacities in the Company's subsidiaries or other entities in which the Company has an interest against expenses, judgments, fines and amounts paid in settlement incurred if such director, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Such determination shall be made (i) if there is a quorum of disinterested members of the Board of Directors, by a majority of such disinterested members of the Board of Directors, (ii) if a majority of the disinterested members of the Board of Directors so determine or if a quorum of disinterested members of the Board of Directors cannot be obtained, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Company. The Company's Articles and Bylaws further provide that directors, officers, employees and agents shall receive indemnification payments in advance of the final disposition of an action upon the receipt by the Company of a written undertaking by or on behalf of such director, officer, employee or agent to repay the amounts advanced if it is ultimately determined by a court of competent jurisdiction that such director, officer, employee or agent was not entitled to indemnification by the Company. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by directors, officers, employees and agents of the Company.

     The Company maintains Directors' and Officers' Liability Insurance which insures the Company's current and former directors and officers (and their estates, heirs, legal representatives or assigns) and the Company and its majority owned subsidiaries from damages, settlements and the cost of defense associated with any alleged or actual error, misstatement, misleading statement, act or omission, neglect or breach of duty by the directors and officers of the Company in the discharge of their duties as directors or officers of the Company; provided, that certain standard exclusions apply which limit the liability of the insurer, including the limitation that no payment shall be made in connection with a claim that is incident to or contributed to by the fraudulent, dishonest, or criminal acts of the directors or officers of the Company.


ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS.

     3.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.01 to the Company's Form 10-QSB for the quarter ended March 31, 1996).
     3.2 Bylaws of the Company (incorporated by reference to Exhibit 3.03 to the Company's Form 10-QSB for the quarter ended June 30, 1996).
     4.1     Incentive  Stock  Option  Plan  of  the  Company.
     4.2     Executive  Long-term  Stock  Option  Plan  of  the  Company.
     4.3     Nonemployee  Director  Stock  Option  Plan  of  the  Company.
     4.4 Option to Purchase Shares of the Common Stock of Maui Capital Corporation issued to Jay T. Mueller.
     5.1     Legal  opinion  of  Brown,  Parker  &  Leahy,  L.L.P.
     23.1 Consent of Brown, Parker & Leahy, L.L.P. (included in Exhibit 5.1 Opinion).
     23.2     Consent  of  Arthur  Andersen  LLP
     25.1     Power  of  Attorney  (included  on  the  signature  page  hereto).

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on this 7th day of August, 1998.

                    CHARTER  COMMUNICATIONS  INTERNATIONAL,  INC.


                    By: /s/ Stephen  E.  Raville
                        ------------------------
                        Stephen E. Raville, Chief Executive Officer and Chairman of the Board of Directors


                               POWER  OF  ATTORNEY

     We, the undersigned directors and officers of Charter Communications International, Inc., do hereby constitute and appoint Stephen E. Raville or Patrick E. Delaney, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title                Date
----------------------------  -----------------------  --------------

/s/  Stephen E. Raville       Chief Executive Officer  August 7, 1998
----------------------------  and Chairman of the
Stephen E. Raville            Board of Directors


/s/  Patrick E. Delaney       Chief Financial Officer  August 7, 1998
----------------------------  and Director
Patrick E. Delaney


/s/  Richard P. Halevy        Treasurer                August 7, 1998
----------------------------
Richard P. Halevy


/s/  Robert E. Conn           Director                 August 7, 1998
----------------------------
Robert E. Conn


/s/  William P. O'Reilly      Director                 August 7, 1998
----------------------------
William P. O'Reilly


/s/  F. Scott Yeager          Director                 August 7, 1998
----------------------------
F. Scott Yeager


/s/  James H. Dorsey, III     Director                 August 7, 1998
----------------------------
James H. Dorsey, III


/s/  Gerald F. Schmidt        Director                 August 7, 1998
----------------------------
Gerald F. Schmidt